EXHIBIT 3-1.2

                                                                                                                        Minimum Fee $35 (See § 1401 sub-§ 15)
DOMESTIC BUSINESS CORPORATION STATE OF MAINE ARTICLES OF AMENDMENT (Shareholders Voting as One Class)	File No. 19050014 D Pages 4 Fee Paid $35 DCN 2002451400003 CHNG -----FILED---------------------------------------- 09/01/2000 /s/ Julie L. Flynn Deputy Secretary of State
Central Maine Power Company (Name of Corporation)	A True Copy When Attested By Signature /s/ Julie L. Flynn Deputy Secretary of State

Pursuant to 13-A MRSA § § 805 and 807, the undersigned corporation adopts these Articles of Amendment:

FIRST:        All outstanding shares were entitled to vote on the following amendment as one class.

SECOND:   The amendment set out in Exhibit A attached was adopted by the shareholders on (date)   May 18, 2000
                       ("X" one box only)

[ X ]    at a meeting legally called and held          OR            [    ]    by unanimous written consent

THIRD:       Shares outstanding and entitled to vote and shares voted for and against said amendment were:

Number of Shares Outstanding and Entitled to Vote	NUMBER Voted For	NUMBER Voted Against
31,217,184	31,212,006	0

FOURTH:    If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not set forth in the amendment itself.

FIFTH:         If the amendment changes the number or par values of authorized shares, the number of shares the corporation has authority to issue thereafter, is as follows:

Class	Series (If Any)	Number of Shares	Par Value (If Any)

                 The aggregate par value of all such shares (of all classes and series) having par value is $

                 The total number of all such shares (of all classes and series) without par value is                                 shares

SIXTH:       The address of the registered office of the corporation in the State of Maine is        83 Edison Drive

                           Augusta, Maine 04336
                                                                                  (street, city, state and zip code)

DATED September 1, 2000	*By /s/ Anne M. Pare (signature)

MUST BE COMPLETED FOR VOTE
                    OF SHAREHOLDERS
I certify that I have custody of the minutes showing
the above action by the shareholders.

                        /s/ Anne M. Pare
(signature of clerk, secretary or asst. secretary)

Anne M. Pare, Secretary and Clerk (type or print name and capacity) *By (signature) (type or print name and capacity)

NOTE:   This form should not be used if any class of shares is entitled to vote as a separate class for any of the reasons set out in § 806, or because the articles so provide. For vote necessary for adoption see § 805.

*This document MUST be signed by

(1)  the Clerk OR
(2)  the President or a vice-pres. together with the Secretary or an ass't. sec., or a 2nd certifying officer OR
(3)  if no such officers, then a majority of the Directors OR
(4)  if no such directors, then the Holders of a majority of all outstanding shares OR
(5)  the Holders of all of the outstanding shares.

SUBMIT COMPLETED FORMS TO:	CORPORATE EXAMINING SECTION, SECRETARY OF STATE, 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101 TEL. (207) 287-4195

FORM NO. MBCA-9 Rev. 7/2000

EXHIBIT A

     Section B.6(c) of the Capital Stock Provisions of the Articles of Incorporation is hereby amended to read in its entirety as follows:

     (c)  The Company shall have a Board of Directors consisting of not fewer than three nor more than nine members. The number of Directors may be changed by a resolution of the Board of Directors as provided in the Corporate Governance Provisions of these Articles of Incorporation or may otherwise be changed as provided in these Capital Stock Provisions.

     The Articles of Incorporation, as heretofore amended, are further amended by amending Sections 1.(A) and 1.(B) of the Article entitled "Corporate Governance Provisions," to read in their entirety as follows:

     1.(A)  Except as otherwise fixed in or pursuant to these Articles of Incorporation with respect to the right of the holders of any class or series of capital stock having a preference over Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, the Board of Directors shall consist of not fewer than three nor more than nine members, the exact number (i) to be six persons upon the effective date of this provision, subject to change exclusively by the Board of Directors as provided in this Article, and (ii) if to be changed from six persons to some other number not fewer than three nor more than nine persons subsequent to the effective date of this provision, to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

     (B)  Except as otherwise fixed in or pursuant to these Articles of Incorporation with respect to the right of the holders of any class or series of capital stock having a preference over Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum of the Board of Directors, acting at regular or special meeting. If any applicable provision of the Maine Business Corporation Act expressly confers power on shareholders to fill such a directorship at a special meeting of shareholders, such a directorship may be filled at such a meeting only by the affirmative vote of at least 80 percent of the combined voting power of all the then outstanding shares of Voting Stock, voting together as a single class. Any Director elected to fill any vacancy shall be elected for the unexpired term of his predecessor.